SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

Date of Report (Date of earliest event reported)  April 9, 1997

                      Contempri Homes, Inc.

      (Exact name of registrant as specified in its charter)


      Delaware               1-11762                23-2441485

     (State or other        (Commission          (I.R.S. Employer
      jurisdiction           File Number)       Identification No.)
      of incorporation)


Stauffer Industrial Park, P.O. Box 96,
Taylor, Pennsylvania                                     18504

(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (717) 562-0110

Item 5.  Other Events

     The Board of Directors of Contempri Homes, Inc. (the "Company") approved an extension of the expiration date of the Company's outstanding Warrants. The expiration date for the Warrants, which was April 11, 1997, has been extended for one year, and the warrants will now expire on April 11, 1998. The Warrants of the Company are currently exercisable into the Company's Class
A Common Stock at an exercise price of $0.25 per share of Class A
Common Stock.

     As previously disclosed, on February 21, 1997, the Company filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Pennsylvania. As a result thereof, the Company was appointed a Debtor-in-Possession and operates its business and manages its assets in this capacity.

     Historically, the Company's Common Stock has traded in the over-the-counter market. At the present time, there is not a liquid market for the Common Stock and there can be no assurance that such a market will develop.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTEMPRI HOMES, INC.


April 9, 1997                  By: /s/ PETER BORSUK
                                       Peter Borsuk,
                                       Chief Financial Officer

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